UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	33-00215	81-0305822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 643 Thompson Falls, Montana	59873
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

US Antimony Corporation (USAC) has entered into a Purchase Option agreement with SB Wadley SA de CV. The agreement has been in negotiations since Nov 22 2021 and was finally signed by both parties on 8 Aug 2022. The agreement grants USAC 8 months, starting 15 Aug 2022 to mine and conduct geological and resource studies. USAC has agreed to pay $11,600 US dollars per month for these 8 months, at the end of which time, should USAC agree, USAC would pay an initial payment of $2.32 million dollars, followed by an annual payment of $1.16 million dollars for 7 years bringing total purchase price to $10.44 million dollars.

The Wadley District contains an extensive network of underground workings with at least 8 separate levels. Historically, it was the largest producer of antimony in Mexico.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2022
UNITED STATES ANTIMONY CORPORATION

	By:	/s/ John C. Gustavsen
John C. Gustavsen
C. E. O.

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